UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    November 2, 2010

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

As previously disclosed, Leucadia National Corporation (“Leucadia” or the “Company”) has a joint venture with Berkshire Hathaway Inc. known as Berkadia Commercial Mortgage LLC (“Berkadia”).  Berkadia operates a commercial mortgage origination and servicing business.  A subsidiary of Berkshire Hathaway has provided Berkadia with a five-year, $1 billion secured credit facility, which has been used by Berkadia to fund mortgage loans and servicer advances and for working capital needs.  The Company has guaranteed Berkadia’s repayment of 50% of the credit facility when due.

On November 2, 2010, Berkadia’s secured credit facility was amended to increase the facility to $1.5 billion, with the Company agreeing to provide the funding under this facility in excess of $1 billion.  The additional availability will be used by Berkadia to fund its mortgage originations and servicing activities.  Berkadia originates commercial mortgage loans solely for agencies of the U.S. Government using their underwriting guidelines, and loans are sold to the agencies within a specified period of time after origination.  The increase in the size of the credit facility will enable Berkadia to hold new loan originations for a longer period prior to sale, generating interest income in excess of the interest due under the facility.

So long as there is no default under the credit agreement, any principal repayments under the facility will first be applied to the Company’s portion of the outstanding Berkadia loan and then to Berkshire Hathaway’s portion.  The Company has the right to direct Berkadia to expedite its sale of loans under Berkadia’s various investor programs, thereby reducing or eliminating the need for the additional funding.  Also on November 2, 2010, the Company agreed, pursuant to the Company’s amended guaranty in favor of the Berkshire Hathaway subsidiary that is the lender under the credit facility, that any losses incurred under the amended facility will be shared equally by the Company and Berkshire Hathaway.

To implement the foregoing, the following agreements were executed on November 2, 2010: Amendment No. 1 to Credit Agreement dated as of October 29, 2010 among Berkadia, BH Finance LLC and Baldwin Enterprises, Inc., Participation Agreement dated as of October 29, 2010 between BH Finance LLC and Baldwin Enterprises, Inc., and Amendment No. 1 to Guaranty dated as of October 29, 2010 made by the Company in favor of BH Finance LLC.  A copy of these agreements is attached as Exhibit 10.1, 10.2 and 10.3, respectively.  The foregoing description is qualified in its entirety by these agreements, the terms of which are incorporated herein by reference.

Item 9.01.                     Financial Statements and Exhibits

(c)           Exhibits

10.1	Amendment No. 1 to Credit Agreement dated as of October 29, 2010 among Berkadia Commercial Mortgage LLC, BH Finance LLC and Baldwin Enterprises, Inc.

10.2	Participation Agreement dated as of October 29, 2010 between Baldwin Enterprises, Inc. and BH Finance LLC.

10.3
Amendment No, 1 to Guaranty dated as of October 29, 2010 made by Leucadia National Corporation in favor of BH Finance LLC in its own capacity as a lender under the Credit Agreement referred to therein and on behalf of each of the other Secured Parties under the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2010

LEUCADIA NATIONAL CORPORATION

	By:	/s/ Joseph A. Orlando
Name: Joseph A. Orlando
Title: Vice President and Chief Financial Officer

Exhibit Index

EXHIBIT NUMBER	DOCUMENT

10.1	Amendment No. 1 to Credit Agreement dated as of October 29, 2010 among Berkadia Commercial Mortgage LLC, BH Finance LLC and Baldwin Enterprises, Inc.

10.2	Participation Agreement dated as of October 29, 2010 between Baldwin Enterprises, Inc. and BH Finance LLC.

10.3
Amendment No, 1 to Guaranty dated as of October 29, 2010 made by Leucadia National Corporation in favor of BH Finance LLC in its own capacity as a lender under the Credit Agreement referred to therein and on behalf of each of the other Secured Parties under the Credit Agreement.